Exhibit 11



                        Loss Per Share


                                                                1995              1996             1997            1998
                                                            -------------   -------------   --------------   -------------
Net Loss..................................................  $  (1,767,692)  $  (2,512,833)  $   (4,055,740)  $  (3,522,700)
                                                            =============   =============   ==============   =============
Weighted average shares outstanding.......................      3,812,000       4,306,000        4,792,000       6,068,000
                                                            =============   =============   ==============   =============
Basic and diluted net loss per share (a)..................  $       (0.46)  $       (0.58)  $        (0.85)  $       (0.58)
                                                            =============   =============   ==============   =============


(a) Stock options and warrants have not been included in the calculation of diluted earnings per share as their inclusion would be antidilutive.